Exhibit 99-4

News Release


                                      Vectren Corporation
                                      P.O. Box 209
                                      Evansville, IN 47702-0209

January 24, 2001

FOR IMMEDIATE RELEASE




           Vectren Subsidiary SIGECO Declares Dividend on 4.8% Preferred Stock


Evansville, Indiana - The board of directors of Southern Indiana Gas and Electric Company (SIGECO), a wholly owned subsidiary of Vectren Corporation (NYSE: VVC), declared a quarterly dividend of $1.20 per share on the outstanding shares of SIGECO's 4.8% preferred stock payable May 1, 2001 to shareholders of record on April 6, 2001.

Vectren Corporation is an energy and applied technology holding company headquartered in Evansville, Indiana. Vectren's energy delivery subsidiaries provide gas and/or electricity to nearly one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren's non-regulated subsidiaries and affiliates currently offer energy-related products and services, fiber-optic based communication services, and utility related services including materials management, debt collections, underground pipeline construction and repair, underground facilities locating and meter reading services to customers throughout the surrounding region. To learn more about Vectren, visit www.vectren.com.

Investor Contact: Steven M. Schein, VP/Investor Relations (812)
491-4209
sschein@vectren.com

Media Contact: Jeffrey W. Whiteside, VP/Corporate Communications
(812) 491-4205
jwhiteside@vectren.com